ShengdaTech Appoints New Chief Financial
Officer and New Chief Operating Officer

•	Wednesday April 15, 2009, 9:00 am EDT

TAIAN CITY, Shandong, China, April 15 /PRNewswire-Asia-FirstCall/ -- ShengdaTech Inc. ("ShengdaTech" or "the Company") (Nasdaq: SDTH - News), a leading manufacturer of nano precipitated calcium carbonate ("NPCC"), today announced that the Company's Board of Directors appointed Mr. Andrew Weiwen Chen as ShengdaTech's new Chief Financial Officer effective April 15, 2009. The Company also announced that Ms. Anhui Guo resigned from her position as Chief Financial Officer and was appointed Chief Operating Officer, effective April 15, 2009. Ms. Guo will also continue to serve on the Company's Board of Directors.

Mr. Chen brings over 12 years of senior management experience in accounting, auditing, financial analysis and reporting for both public and private companies in China and the United States. In his most recent position, Mr. Chen served as Chief Financial Officer at Trony Solar Holdings in Shenzhen, China, where he played a leading role in the completion of a $45 million private equity financing and supported the Company's future plans for an initial public offering ("IPO"). He also worked as Chief Financial Officer and vice president at China Nepstar Chain Drug Store Ltd., a NYSE-listed leading pharmacy chain in China, where he gained significant experience in Sarbanes Oxley ("SOX") implementation and maintenance, SEC reporting and disclosure, the IPO process and investor relations. Mr. Chen also served as Chief Financial Officer at YRC Worldwide Inc.'s China International Transportation Operations and as financial controller and senior auditor at Honeywell International Inc. in the United States and China. He began his accounting/finance career with PricewaterhouseCoopers in their New York and Atlanta offices. Mr. Chen holds a master's degree in Accountancy and an MBA in Finance from the University of Alabama at Tuscaloosa, U.S. He also has a Bachelor of Arts degree from Xiamen University, China.

"We are pleased to welcome Mr. Chen to our management team. His extensive experience as a Chief Financial Officer and in other capacities at US-listed and pre-IPO Chinese companies and his experience with PricewaterhouseCoopers and Honeywell International will be a major asset to ShengdaTech as we embark on the next stage of our strategic plan," commented Mr. Xiangzhi Chen. "I would also like to thank Ms. Guo for her numerous contributions as the CFO and wish her great success as she assumes the responsibilities of Chief Operating Officer. We are confident in her ability to drive the Company's operations to achieve higher levels of growth and efficiency. Ms. Guo's expanded role as COO will allow me to focus additional time and energy on implementing our strategic plan, including identifying growth opportunities, evaluating financial and market potential, and executing acquisitions which are a good fit, provide a favorable return on investment, and strengthen our overall market position."

"I am excited by the opportunity to join a company with such an enviable track record of growth and profitability. The prospects for ShengdaTech are very promising and I am happy to share the Company's vision of leading the worldwide NPCC market," said Mr. Andrew Chen. "I look forward to supporting the company's continued growth through working with ShengdaTech's talented management team and enhancing the Company's financial controls and reporting functions."

About ShengdaTech, Inc.

ShengdaTech is engaged in the business of manufacturing, marketing and selling nano precipitated calcium carbonate ("NPCC") products. The Company converts limestone into NPCC using its proprietary technology co-developed with Tsinghua University. ShengdaTech is the only company possessing proprietary NPCC technology in China. Its NPCC products are mainly exported to Singapore, Thailand, South Korea, Malaysia, Vietnam, the Philippines, Iran, India and Israel. For more information, contact CCG Investor Relations directly or go to ShengdaTech's website at http://www.shengdatechinc.com ..

Safe Harbor Statement

Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release and oral statements made by ShengdaTech on its conference call in relation to this release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding the Company's ability to prepare for growth, the Company's planned manufacturing capacity expansion, the ability of a new Chief Operating Officer to improve financial controls and reporting functions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward- looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the tire industry, changes in composition of tires, the Company's ability to meet the planned expansion schedule for its NPCC capacity, changes to government regulations, risk associated with operation of the Company's new manufacturing facility, risk associated with large scale implementation of the new NPCC manufacturing process, the ability to attract new customers, ability to increase its product's applications, ability of its customers to sell products, cost of raw material, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

    For more information, please contact:

     Crocker Coulson, President
     CCG Investor Relations
     Tel:   +1-646-213-1915
     Email: crocker.coulson@ccgir.com
     Web:   http://www.ccgirasia.com